UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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☐	Soliciting Material Pursuant to §240.14a-12

ANIKA THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANIKA THERAPEUTICS, INC.
160 NEW BOSTON STREET
WOBURN, MASSACHUSETTS 01801

Notice of Annual Meeting of Stockholders to
be Held on Thursday, June 1, 2006

The 2006 Annual Meeting of Stockholders of Anika Therapeutics, Inc., a Massachusetts corporation, will be held at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109 on Thursday, June 1, 2006, at 10:00 a.m. local time for the following purposes:

1.                To elect two (2) Class I directors, each to serve until the 2009 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

2.                To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed.

The Board of Directors has fixed the close of business on April 17, 2006 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only stockholders of record of our common stock, par value $.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage prepaid envelope. Regardless of the number of shares you own, your vote is important. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have delivered a signed proxy.

By Order of the Board of Directors,

Kevin W. Quinlan, Secretary
Woburn, Massachusetts April 25, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

ANIKA THERAPEUTICS, INC.
160 NEW BOSTON STREET
WOBURN, MASSACHUSETTS 01801

Proxy Statement for the Annual Meeting of Stockholders
To Be Held on Thursday, June 1, 2006

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Anika Therapeutics, Inc., a Massachusetts corporation, for use at the 2006 Annual Meeting of Stockholders to be held at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109 on Thursday, June 1, 2006, at 10:00 a.m. local time and at any adjournment or postponement thereof.  At the Annual Meeting, the stockholders will be asked to consider and vote upon the following matters:

1.     The election of two (2) Class I directors, each to serve until the 2009 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

2.     Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

This proxy statement, the accompanying notice of Annual Meeting, the form of proxy and Anika Therapeutics’ Annual Report are first being sent to stockholders on or about April 25, 2006. Our Annual Report, however, is not a part of the proxy solicitation material. The Board of Directors has fixed the close of business on April 17, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record of our common stock, par value $.01 per share, at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 10,572,832 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock as of the close of business on the record date will be entitled to one vote per share.

All properly authorized proxies received and not revoked prior to or at the Annual Meeting will be voted in accordance with the stockholders’ instructions by the persons named as proxies. If no voting instructions are specified, properly executed proxies will be voted “FOR” the election of the nominees for director listed in this proxy statement. If other matters are presented, proxies will be voted in accordance with the discretion of the persons named as proxies. A stockholder may revoke a proxy at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of Anika Therapeutics or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or their nominees who do not return a signed and dated proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Proxies withholding authority or marked as abstaining from a particular matter will be treated as present for purposes of determining whether a quorum is present for the Annual Meeting, but will not be counted as voting on any proposal for which authority is withheld or an abstention is indicated. If your Common Stock is held by a broker, bank or other nominee (i.e., in “street name”) and you fail to give instructions as to how you want your shares voted (a “non-vote”), the broker, bank or other nominee may in certain circumstances, but is not required to, vote the shares in their own discretion; however, in certain circumstances a broker will not be permitted to vote such shares in its own discretion. Proxies returned by brokers as “non-votes” on behalf of shares held in street name will be counted only for the purpose of determining the presence or absence of a quorum for the transaction of business. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the proposal to approve the election of directors except to the extent that the failure to vote for an individual in the election of directors results in another individual receiving a larger percentage of votes.

The election of directors will be determined by a plurality of the votes cast if a quorum is present. In a plurality election, votes may only be cast in favor of or withheld from each proposal; votes that are withheld will be excluded entirely from the vote and will have no effect. This means that the two persons receiving the highest number of “FOR” votes will be elected as directors.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of six directors and is divided into three classes: Class I, Class II and Class III. Each class of directors serves for a three-year term with one class of directors being elected by our stockholders at each annual meeting.

Drs. Bower and Davidson serve as Class I Directors with a term of office expiring at the 2006 Annual Meeting. Mr. Land and Dr. Sadow serve as Class II Directors with a term of office expiring at the 2007 Annual Meeting. Mr. Wheeler and Dr. Sherwood serve as Class III Directors with a term of office expiring at the 2008 Annual Meeting.

Drs. Bower and Davidson are our Board of Directors’ nominees for election to the Board of Directors at the Annual Meeting. The Class I Directors will be elected to hold office until the 2009 Annual Meeting and until their successors are duly elected and qualified. Unless otherwise instructed, the persons named in the accompanying proxy will vote, as permitted by the Amended and Restated By-laws of Anika Therapeutics, to elect Drs. Bower and Davidson as Class I Directors.

The election of a director requires the affirmative vote of a plurality of votes cast by the holders of Common Stock entitled to vote on the matter. In a plurality election, votes may only be cast in favor of or withheld from each proposal; votes that are withheld will be excluded entirely from the vote and will have no effect. This means that the two persons receiving the highest number of “FOR” votes will be elected as directors.

If any of the Class I Directors become unavailable or declines to serve, the persons acting under the accompanying proxy may vote the proxy for the election of a substitute in their discretion. The Board of Directors has no reason to believe that either of the nominees will be unable or unwilling to serve if elected. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE.

The following table sets forth the name of each director, including the nominees for Class I Director, his age and the year in which he became a director of Anika Therapeutics.

Director Name	Age	Director Since
Class I Directors:
Joseph L. Bower	67	1993
Eugene A. Davidson, Ph.D.	75	1993
Class II Directors:
Raymond J. Land	61	2006
Harvey S. Sadow, Ph.D.	83	1995
Class III Directors:
Steven E. Wheeler	59	1993
Charles H. Sherwood, Ph.D.	59	2002

Dr. Bower joined the Board of Directors of Anika Therapeutics in February 1993 and has served as Lead Director since April 2005. He has held various positions at the Harvard Business School since 1963, where he was named Professor of Business Administration in 1972 and Donald Kirk David Professor of Business Administration in 1986. He has served as Chairman of the Doctoral Programs, Director of Research, Senior Associate Dean for External Relations, Chair of the General Management Area and is currently Chair of the General Manager Program. Dr. Bower received an A.B. from Harvard University and an M.B.A. and a D.B.A. from the Harvard Business School. He is a director of Brown Shoe Company, Inc., New America High Income Fund, Sonesta International Hotels Corporation, Loews Corporation, and TH Lee Putnam EOP.

Dr. Davidson joined the Board of Directors of Anika Therapeutics in February 1993. He was the Chairman of the Department of Biochemistry and Molecular Biology at Georgetown University Medical School from April 1988 until June 30, 2003, and is currently a professor in that department. Prior to this position, he was the Chairman of the Department of Biological Chemistry at the Milton S. Hershey Medical Center of the Pennsylvania State University from October 1967 to April 1988. Dr. Davidson also served as Associate Dean for Education at the Milton S. Hershey Medical Center from November 1975 to January 1987. Dr. Davidson received a B.S. in Chemistry from the University of California, Los Angeles, and a Ph.D. in Biochemistry from Columbia University.

Mr. Land joined the Board of Directors of Anika Therapeutics in January 2006. Mr. Land is currently Senior Vice President and Chief Financial Officer of Orchid Cellmark Inc., which he joined in June 2005. Mr. Land has more than 30 years of experience in financial and general management positions. From 1997 until May 2005, Mr. Land served as Chief Financial Officer of Nasdaq-traded Genecor International, Inc., a diversified biotechnology company focusing on bioproducts and healthcare. Mr. Land also served as Senior Vice President and Chief Financial Officer for Genecor from 1997 until its acquisition by the global company Danisco was completed in April 2005. From 1991 to 1996, he served as Senior Vice President and Chief Financial Officer for publicly traded West Pharmaceutical Services, Inc. Previously, Mr. Land was with Campbell Soup Company, Inc. where for nine years he held increasingly senior financial positions and also served as General Manager of a frozen food division. Prior to joining Campbell Soup, he was with Coopers and Lybrand for nine years. Mr. Land is a Certified Public Accountant and has a degree in accounting and finance from Temple University.

Dr. Sadow joined the Board of Directors of Anika Therapeutics in December 1995. He was formerly Chairman of Cholestech Corp. and a director of Rosetta Inpharmatics, Inc. and previously served as Chairman of the Board of Directors of Trega Biosciences, Inc. From 1971 through 1992, Dr. Sadow served as President and Chief Executive Officer, Director and later, Chairman of the Board of Boehringer Ingelheim Corporation. He was also a member of the Board of Directors of the Pharmaceutical Manufacturers Association, Chairman of the Pharmaceutical Manufacturers Association Foundation and past president of the Connecticut Academy of Science and Engineering. Dr. Sadow received a B.S. from the Virginia Military Institute, an M.S. from the University of Kansas and a Ph.D. from the University of Connecticut.

Mr. Wheeler joined the Board of Directors of Anika Therapeutics in February 1993. He is currently the President of Wheeler & Co., LLC, a private investment firm. He is also currently a director of Bariston Partners, LLC, a private equity investment firm, PingTone, Inc., and The 81 Beacon Street Corporation. Between 1993 and February 1996, he was Managing Director and a director of Copley Real Estate Advisors and President, Chief Executive Officer and a director of Copley Properties, Inc., a publicly traded real estate investment trust. He was the Chairman and Chief Executive Officer of Hancock Realty Investors, which manages an equity real estate portfolio, from 1991 to February 1993. Prior to this position, he was an Executive Vice President of Bank of New England Corporation from 1990 to 1991. Mr. Wheeler received a B.S. in Engineering from the University of Virginia, an M.S. in Nuclear Engineering from the University of Michigan and an M.B.A. from the Harvard Business School.

Dr. Sherwood was appointed Chief Executive Officer of Anika Therapeutics in March 2002. Dr. Sherwood has served as President since June 2001. Dr. Sherwood previously served as Anika Therapeutics’ Chief Operating Officer beginning in June 2001, Vice President of Research and Development beginning in April 2000 and Vice President of Process Development and Engineering beginning in April 1998. He served as a consultant to Anika Therapeutics from January 1998 to April 1998.

From 1995 to 1997, he was Senior Director of Medical Device Research and Development for Chiron Vision. In April 1995 Chiron Vision acquired IOLAB Corporation, a division of Johnson & Johnson where he had been Executive Director of Research and Development from 1993 to 1995, Director of Materials Characterization from 1989 to 1993 and Manager/Section Head from 1982 to 1989. Dr. Sherwood was also a part-time faculty member in the Department of Chemistry at the California State Polytechnic University, Pomona, California from 1984 to 1987. Dr. Sherwood received a B.S. in Chemical Engineering from Cornell University, and a M.S. and Ph.D. in Polymer Science and Engineering from the University of Massachusetts, Amherst. Dr. Sherwood also received a Certificate in Management from Claremont Graduate School.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Board of Directors and Committees

Anika Therapeutics’ Board of Directors is currently comprised of six directors and is divided into three classes composed of two Class I Directors (Drs. Bower and Davidson), two Class II Directors (Mr. Land and Dr. Sadow) and two Class III Directors (Mr. Wheeler and Dr. Sherwood). Each class of directors serves for a three-year term with one class of directors being elected by our stockholders at each Annual Meeting. The Class I Directors will be elected at the 2006 Annual Meeting with a term of office expiring upon the election and qualification of directors at the 2009 Annual Meeting. The terms of office of the Class II and Class III Directors will expire upon the election and qualification of directors at the Annual Meetings to be held in 2007 and 2008, respectively.

The Board of Directors has determined that each of its incumbent members, except for Dr. Sherwood, is “independent” within the meaning of director independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers, Nasdaq listing standards and the Securities and Exchange Commission (“SEC”), including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board based these determinations primarily on a review of the responses of each director to questions regarding employment and compensation history, affiliations and family and other relationships and on other relevant discussions with the directors.

Independent directors meet periodically in executive sessions without management participation. The executive sessions generally occur in connection with regularly scheduled meetings of the Board of Directors, committees of the Board of Directors and at other times the independent directors deem appropriate. The executive sessions are chaired either by the Lead Director or by the chair of the Board committee having jurisdiction over the particular subject matter to be discussed at the particular meeting or portion of a meeting.

Effective April 11, 2005, the Board of Directors designated Joseph Bower as Lead Director until his resignation or election of a successor. The Lead Director’s responsibilities are to convene and chair meetings of the Board of Directors, convene and chair executive sessions of the independent directors, provide feedback to the Chief Executive Officer on executive sessions, collaborate with the Chief Executive Officer in setting meeting agendas, and to facilitate discussion among the independent directors outside of meetings of the Board. The Lead Director receives an annual retainer of $10,000 (in addition to other director compensation) for service as the Lead Director.

Anika Therapeutics’ Board of Directors met ten times during 2005. No director attended less than 75% of the aggregate of: (1) the total number of Board meetings and (2) the total number of meetings held by all committees on which such director served. Our Annual Meeting of Stockholders is generally held to coincide with one of the Board’s regularly scheduled meetings. Directors are strongly encouraged to attend the Annual Meeting. Each of the then current directors attended the 2005 Annual Meeting of Stockholders.

The Board of Directors currently has three standing committees:

•       an Audit Committee, the members of which are all independent for purposes of Nasdaq listing standards and include: Mr. Land (Chairperson), Dr. Bower and Mr. Wheeler;

•       a Compensation Committee, the members of which are all independent for purposes of Nasdaq listing standards and include: Dr. Bower (Chairperson), Dr. Davidson and Mr. Wheeler; and

•       a Nominating Committee, the members of which are all independent for purposes of Nasdaq listing standards and include: Mr. Wheeler (Chairperson), Dr. Bower, Dr. Davidson, Mr. Land and Dr. Sadow.

The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Nominating Committee. The Audit Committee has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. You can find links to these materials in the corporate governance section of our website at: http://www.anikatherapeutics.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement.

Audit Committee.   The current members of the Audit Committee are Mr. Land, as Chairperson, Dr. Bower and Mr. Wheeler. In January 2006, Samuel F. McKay resigned from the Board of Directors, and Mr. Land replaced him on the Audit Committee. Messrs. McKay and Wheeler and Dr. Bower served on the Audit Committee throughout 2005. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and has the requisite financial sophistication  required by the NASD audit committee requirements. In addition, the Board of Directors has determined that Mr. Land qualifies as an “audit committee financial expert” under the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Land’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Land any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.

The purposes of the Audit Committee are, among other things, to (1) oversee the accounting and financial reporting processes of Anika Therapeutics and the audits of its financial statements, (2) take or recommend that the Board of Directors takes appropriate action to oversee the qualifications, independence and performance of Anika Therapeutics’ independent registered public accounting firm and (3) prepare an Audit Committee report as required by the SEC to be included in Anika Therapeutics’ annual proxy statement. The Audit Committee has direct authority to appoint, retain, oversee and, when appropriate, terminate Anika Therapeutics’ independent registered public accounting firm. The Audit Committee also has the responsibility to confer with the independent registered public accounting firm regarding the scope, method and result of the audit of our books and records and to report the same to the Board of Directors and to establish and monitor a policy relative to non-audit services provided by the independent registered public accounting firm in order to ensure their independence.

The Audit Committee operates under a written charter adopted by the Board of Directors, which was revised effective March 2004. The charter may be viewed in the corporate governance section of Anika Therapeutics’ website at http://www.anikatherapeutics.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement. The Audit Committee holds separate sessions of its meetings, outside the presence of management, with Anika Therapeutics’ independent auditors in conjunction with each regularly scheduled Audit Committee meeting that the independent auditors participate in. The Audit Committee met six times during 2005.

Compensation Committee.   The current members of the Compensation Committee are Dr. Bower, as Chairperson, Dr. Davidson and Mr. Wheeler, each of whom is independent for purposes of Nasdaq listing standards and the SEC. In January 2006, Samuel F. McKay resigned from the Board of Directors. Messrs. McKay and Wheeler and Drs. Bower and Davidson served on the Compensation Committee throughout 2005. The Compensation Committee, among other things, exercises on behalf of the Board of Directors all of the Board’s responsibilities relating to the development and implementation of Anika Therapeutics’ compensation programs which provide incentives that further Anika Therapeutics’ long-term strategic plan with the goal of enhancing enduring stockholder value, including: (1) reviewing and approving corporate goals and objectives relevant to the compensation of Anika Therapeutics’ Chief Executive Officer and evaluating his or her performance in light of those goals, (2) determining, with the advice and assistance of the Chief Executive Officer, the compensation of Anika Therapeutics’ officers other than the Chief Executive Officer, (3) overseeing Anika Therapeutics’ overall compensation programs, including granting awards under Anika Therapeutics’ 2003 Stock Option and Incentive Plan (the “2003 Plan”) and, (4) preparing a report on executive compensation to be included in Anika Therapeutics’ annual proxy statement. Until recently, the compensation committee was also charged with annually reviewing and recommending to the Board of Directors compensation for non-employee directors; those responsibilities have been transferred to the Nominating Committee. The Board of Directors has approved a written charter for the Compensation Committee, the text of which may be viewed in the corporate governance section of Anika Therapeutics’ website at http://www.anikatherapeutics.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement. The Compensation Committee met eleven times during 2005.

Nominating Committee.   The current members of the Nominating Committee are Mr. Wheeler, as Chairperson, Dr. Bower, Dr. Davidson, Mr. Land and Dr. Sadow, each of whom is independent for purposes of Nasdaq listing standards and the SEC. In January 2006, Samuel F. McKay resigned from the Board of Directors and Mr. Land replaced him on the Nominating Committee. Messrs. McKay and Wheeler and Drs. Bower, Davidson and Sadow served on the Nominating Committee throughout 2005. The Nominating Committee is primarily responsible for (1) recommending to the Board of Directors the criteria for Board and committee membership and (2) identifying, evaluating and recommending nominees to stand for election as directors at each Annual Meeting of Stockholders, including incumbent directors and candidates recommended by stockholders. In addition, the Nominating Committee was recently given the responsibility of annually reviewing and recommending to the Board of Directors compensation for non-employee directors. The Board of Directors has approved a written charter for the Nominating Committee, the text of which may be viewed in the corporate governance section of Anika Therapeutics’ website at http://www.anikatherapeutics.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement. The Nominating Committee met five times during 2005.

When considering candidates for director, the Nominating Committee takes into account a number of factors, including the following minimum qualifications: the nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the stockholders. In addition, the Nominating Committee will take into consideration such other factors as it deems appropriate, including any direct experience in the biotechnology, pharmaceutical and/or life sciences industries or in the markets in which Anika Therapeutics operates and whether the candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. The Nominating Committee may also consider, among other things, the skills of the candidate, his or her availability, depth and breadth of experience or other background characteristics, and his or her independence. Depending upon the current needs of the Board, these and other factors may be weighed more or less heavily by the Nominating Committee.

The Nominating Committee will consider written recommendations from stockholders of Anika Therapeutics regarding potential candidates for election as directors. The Nominating Committee will review and evaluate the qualifications of director nominee candidates who have been recommended by stockholders in compliance with procedures established from time to time by the Nominating Committee and conduct such inquiries as it deems appropriate. The Nominating Committee will consider for nomination any proposed director candidate who is deemed qualified by the Nominating Committee in light of the minimum qualification and other criteria for Board membership described above or otherwise approved by the Board from time to time.

Stockholders wishing to suggest a candidate for director should write to the Nominating Committee c/o Chief Financial Officer at Anika Therapeutics, Inc., 160 New Boston Street, Woburn, Massachusetts 01801 and include:

•       The name and address of record of the stockholder;

•       A representation that the stockholder is a record holder of Anika Therapeutics’ Common Stock, or if the stockholder is not a record holder, evidence of ownership in accordance with SEC Rule 14a-8(b)(2) of the Exchange Act;

•       The name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

•       A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time;

•       A description of all arrangements or understandings between the stockholder and the proposed director candidate;

•       The written consent of the proposed director candidate (1) to be named in the proxy statement relating to Anika Therapeutics’ Annual Meeting of Stockholders, (2) to have all required information regarding such candidate included in the proxy statement relating to Anika Therapeutics’ Annual Meeting of Stockholders filed pursuant to the rules of the SEC and (3) to serve as a director if elected at such annual meeting; and

•       Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

The Nominating Committee may solicit recommendations for candidates for directors from non-management directors, the Chief Executive Officer, other executive officers, third-party search firms and such other sources as it deems appropriate, including stockholders. The Nominating Committee will review and evaluate the qualifications of all such proposed candidates in the same manner and without regard to the source of the recommendation.

Communications with the Board of Directors

If you wish to communicate with any of our directors or the Board of Directors as a group, you may do so by writing to the Board of Directors, or such individual director(s) c/o Chief Financial Officer, Anika Therapeutics, Inc., 160 New Boston Street, Woburn, Massachusetts 01801.

We recommend that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Chief Financial Officer will be forwarded by the Chief Financial Officer (or the person serving the function of Chief Financial Officer) promptly to the appropriate addressee(s).

AUDIT COMMITTEE REPORT

The following report of the Audit Committee is required by the rules of the Commission to be included in this Proxy Statement. The Audit Committee currently consists of Mr. Land, as Chairperson, Dr. Bower and Mr. Wheeler. In January 2006, Samuel F. McKay resigned from the Board of Directors, and Mr. Land replaced him on the Audit Committee. Messrs. McKay and Wheeler and Dr. Bower served on the Audit Committee throughout 2005. Mr. Land qualifies as an “audit committee financial expert” under the rules of the SEC. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. During fiscal year 2005, the Audit Committee met six times.

The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. During the fiscal years 2003 through 2005, the Company’s independent registered public accounting firm was PricewaterhouseCoopers LLP (“PwC”). The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website.

As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s financial reporting process, accounting policies, internal controls and disclosure controls and procedures. PwC is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee this process.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and PwC the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as currently in effect, has discussed with PwC its independence in relation to the Company and has considered the compatibility of non-audit services with such independence. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Anika Therapeutics’ audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Raymond J. Land, Chairperson	Joseph L. Bower	Steven E. Wheeler

THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT EXCEPT TO THE EXTENT THAT ANIKA THERAPEUTICS SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Directors’ Compensation

For fiscal year 2005, each director who was not an employee of Anika Therapeutics received a director’s fee of $20,000. In addition, each non-employee director was paid $1,000 for each Board meeting or committee meeting attended in person or regular Board meetings attended telephonically and $500 for each special Board meeting or committee meeting attended telephonically. All non-employee directors were reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and any committees thereof. Directors serving on committees of the Board receive no additional compensation for attending any committee meeting held in connection with a meeting of the Board. The Lead Director was entitled to an additional retainer of $10,000 in compensation for services as Lead Director.

On April 25, 2005, each then current non-employee director was granted immediately exercisable stock options to purchase 1,275 shares of Anika Therapeutics’ common stock under the Anika Therapeutics, Inc. 2003 Stock Option and Incentive Plan (the “2003 Plan”) in consideration for fiscal 2004 services, at an exercise price of $14.33 per share, a value of approximately $10,000 based on a Black-Scholes analysis.

For fiscal year 2006, each non-employee director of Anika Therapeutics will receive a director’s fee of $20,000. In addition, each non-employee director will be paid $1,000 for each Board meeting or committee meeting attended in person or regular Board meetings attended telephonically and $500 for each special Board meeting or committee meeting attended telephonically. All non-employee directors will be reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and any committees thereof. Directors serving on committees of the Board will receive no additional compensation for attending any committee meeting held in connection with a meeting of the Board. The Lead Director will be entitled to an additional retainer of $10,000 in compensation for services as Lead Director. On January 26, 2006, each non-employee director was granted stock appreciation rights that were immediately exercisable for 1,770 shares of common stock under the 2003 Plan at an exercise price of $10.51 per share, valued at approximately $10,000 using the Black-Scholes method.

In connection with his appointment to the Board of Directors, Raymond J. Land was awarded a stock appreciation right under the 2003 Plan on January 24, 2006. The stock appreciation right covers 4,500 shares of common stock of Anika Therapeutics and will be settled only in shares of Anika Therapeutics’ common stock at an exercise price of $10.50 per share, which was equal to the fair market value of a share of Anika Therapeutics’ common stock on January 24, 2006. The stock appreciation right vests and becomes exercisable in four equal yearly installments beginning on January 24, 2007, and terminates on the tenth anniversary of the date of grant, unless earlier terminated as a result of termination of service.

In connection with Samuel F. McKay’s resignation from the Board of Directors, on January 24, 2006, the Board of Directors extended the exercise period for Mr. McKay’s option to purchase 1,275 shares of the Anika Therapeutics’ common stock until April 25, 2015. Mr. McKay’s stock option was originally granted on April 25, 2005.

Executive Officers

The Board of Directors elects our executive officers annually at a regular meeting held immediately following the Annual Meeting of Stockholders. Such executive officers hold office until the next annual meeting unless they sooner resign or are removed from office. There are no family relationships between any of our directors or executive officers.

The following table lists the current executive officers of Anika Therapeutics and certain information concerning the executive officers of Anika Therapeutics who are not also directors. It is anticipated that each of these officers will be re-appointed by the Board of Directors following the Annual Meeting:

Name	Age	Position
Charles H. Sherwood, Ph.D.	59	President and Chief Executive Officer
Frank Luppino	37	Vice President—Operations
Carol A. Toth, Ph.D.	50	Vice President—Research and Development
Kevin W. Quinlan	55	Chief Financial Officer, Treasurer and Secretary
Peter Litman	54	Vice President of Business Development and Marketing

Mr. Luppino was appointed Vice President—Operations of Anika Therapeutics in June 2003. Mr. Luppino was previously Executive Director of Operations at Anika Therapeutics. Prior to joining Anika Therapeutics in 1998, Mr. Luppino was Regional Manager for AAC Consulting Group, a firm serving the pharmaceutical and medical device industries. From 1992 to 1998, he was Regional Manager for Raytheon Engineers and Constructors, where he executed design, start-up and validation projects for clients in the pharmaceutical and biotechnology industries. Prior to that, Mr. Luppino was a Project Engineer with Black and Veatch, an architectural and engineering design firm. Mr. Luppino holds a bachelor’s degree in chemical engineering from Lehigh University.

Dr. Toth was appointed Vice President—Research and Development of Anika Therapeutics in November 2004. Dr. Toth most recently served as vice president of research and development at Stryker Biotech, a division of Stryker Corporation, where she managed a 30-person organization responsible for all research, product development and business development activities. From 1991 to 1996, Dr. Toth was Associate Director, pharmaceutical evaluation at T Cell Sciences, Inc. (now AVANT Immunotherapeutics, Inc.). Between 1986 and 1992, Dr. Toth worked as a scientist and academic last serving as Assistant Professor, Department of Surgery, Harvard Medical School. In her earlier capacities, Dr. Toth was principal investigator for multiple NIH research grants and led various industrial research collaborations. Dr. Toth earned a doctorate degree in cellular immunology from Boston University School of Medicine and bachelor of science degree from Fairfield University.

Mr. Quinlan was appointed Chief Financial Officer, Treasurer and Secretary of Anika Therapeutics in July 2005. Previously, Mr. Quinlan was President of BBI Diagnostics, a division of SeraCare, which was acquired in 2004 from Boston Biomedica, Inc (“BBI”). From 1999 to 2004, he served as President and Chief Operating Officer of BBI, then a publicly traded manufacturer of quality control products used to monitor infectious disease testing, and had operational and P&L responsibility for BBI’s five business units. Mr. Quinlan previously served as Chief Financial Officer of BBI from 1993 to 2003. As Chief Financial Officer, he was responsible for finance, IT, treasury, human resources and investor relations. From 1990 to 1993, Mr. Quinlan was Chief Financial Officer of Parctec, Inc (a subsidiary of Kleinwort Benson Group). Between 1981 to 1990, Mr. Quinlan was Vice President, Assistant Treasurer and Corporate Controller of American Finance Group. From 1975 to 1981, Mr. Quinlan was an auditor/senior auditor/audit supervisor at Coopers & Lybrand. Mr. Quinlan is a Certified Public Accountant and has degrees from both the University of New Hampshire and Northeastern University.

Mr. Litman was appointed Vice President of Business Development and Marketing in October 2005. Prior to joining Anika Therapeutics, Mr. Litman was Vice President of Corporate Development at Smith & Nephew, Endoscopy from 2002 to 2005. In that position Mr. Litman was a member of the executive committee and was responsible for strategic planning, technology assessment, acquisitions, licensing, risk management, and divestitures. Prior to joining Smith & Nephew, Mr. Litman was a co-founder and managing director of Collapeutics in Wellesley from 2000 to 2002. Mr. Litman has also been employed at Summit Technology, Goldstein & Manello, and Baer, Marks & Upham. Mr. Litman holds

B.A. in English Literature from the University of Pennsylvania, and a J.D. from Columbia University Law School.

Executive Compensation

Summary Compensation

The following table sets forth certain information concerning the compensation, for each of the periods indicated, of the individuals who have served as Anika Therapeutics’ Chief Executive Officer and the three other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2005 (of which there were only three such other qualifying executive officers) (the “Named Executive Officers”).

Summary Compensation Table

				Long-Term Compensation
		Annual Compensation		Securities
	Fiscal			Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Options (No.)(1)	Compensation($)(2)
Charles H. Sherwood	2005	$374,423	$187,500	50,000	$19,879	(3)
President and Chief	2004	358,262	230,000	—	19,379
Executive Officer	2003	298,654	150,000	180,000	12,302
Frank Luppino	2005	195,481	45,000	50,000	9,865
Vice President—Operations (5)	2004	174,538	48,750	—	8,628
	2003	148,414	37,500	70,000 (4)	7,682
Kevin W. Quinlan	2005	97,308	27,500	75,000 (7)	5,147
Chief Financial Officer (6)	2004	—	—	—	—
	2003	—	—	—	—
Carol A. Toth	2005	225,000	51,750	—	11,489
Vice President—Research and	2004	21,635	—	75,000 (9)	30,083	(10)
Development (8)	2003	—	—	—	—

(1)          For additional information concerning these awards, see the table below under the caption “Option Grants in Last Fiscal Year.”

(2)          Unless otherwise noted, these amounts constitute group term life insurance premiums and matching contributions to Anika Therapeutics’ Employee Savings and Retirement Plan.

(3)          Such amount includes reimbursement of life insurance premium of $7,315.

(4)          Includes 20,000 options granted on June 9, 2003 in connection with Mr. Luppino’s promotion to Vice President—Operations.

(5)          Mr. Luppino was promoted to Vice President—Operations in June 2003.

(6)          Mr. Quinlan joined Anika Therapeutics, Inc. as Chief Financial Officer in July 2005.

(7)          Includes 75,000 options granted on July 11, 2005 in connection with Mr. Quinlan’s hiring.

(8)          Dr. Toth joined Anika Therapeutics, Inc. as Vice President—Research and Development in November 2004.

(9)          Includes 75,000 options granted on July 11, 2005 in connection with Dr. Toth’s hiring.

(10)   Dr. Toth received a $30,000 signing bonus in November 2004.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth each grant of stock options made to the Named Executive Officers during the year ended December 31, 2005:

	Individual Grants				Potential Realizable
	Number of	% of Total			Value at Assumed
	Securities	Options			Annual Rates of
	Underlying	Granted to	Exercise		Stock Price Appreciation
	Options	Employees in	Price	Expiration	for Option Term(3)
Name	Granted(1)	Fiscal Year(2)	($/Share)	Date	5%($)	10%($)
Charles Sherwood	50,000	12.4%	$8.71	2/10/2015	$273,884	$694,075
Frank Luppino	50,000	12.4%	$8.71	2/10/2015	$273,884	$694,075
Kevin Quinlan	75,000	18.6%	$11.24	7/11/2015	$530,158	$1,343,525
Carol Toth	—	—	—	—	—	—

(1)          The exercisability of each option automatically accelerates upon a “Change in Control of the Company” (as defined in the 2003 Plan, as amended). See “Report of the Compensation Committee of the Board of Directors on Executive Compensation” for more information regarding such grants.

(2)          A total of 403,150 options to purchase common stock of Anika Therapeutics were granted to our employees in the year ended December 31, 2005.

(3)          Represents the value of options granted at the end of the option terms if the price of Anika Therapeutics’ common stock were to appreciate annually by 5% and 10%, respectively, from the price at the date of grant. The 5% and 10% assumed rates of appreciation are required by SEC and do not represent our estimate or projection of future prices of Anika Therapeutics’ common stock.

Option Exercises and Holdings

The following table sets forth certain information concerning exercises of stock options during the fiscal year ended December 31, 2005 by each of the Named Executive Officers and the number and value of options held by each of the Named Executive Officers on December 31, 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (No.)	Value Realized ($)	Securities Underlying Unexercised Options at Fiscal Year End (No.) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End ($) Exercisable/Unexercisable(1)
Charles H. Sherwood .	30,000	$412,715	445,000/165,000	$3,642,675/$962,038
Frank Luppino	23,000	$319,677	79,500/86,500	$620,980/$385,840
Kevin W. Quinlan	—	—	0/75,000	$0/$33,750
Carol Toth	—	—	18,750/56,250	$38,438/$115,313

(1)          Based on the fair market value of the Common Stock on December 30, 2005 of $11.69 per share less the applicable option exercise prices ranging from $0.90 to $11.24 per share.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

During 2005, the Compensation Committee of the Board of Directors consisted of Dr. Bower, Dr. Davidson, Mr. McKay and Mr. Wheeler, each of whom was a non-employee Director and independent for purposes of the Nasdaq listing standards. Mr. McKay resigned from the Board of Directors and the Compensation Committee in January 2006. The Compensation Committee approves Anika Therapeutics’ compensation policies and oversees Anika Therapeutics’ overall compensation program.

The overall objective of Anika Therapeutics’ executive compensation policy is to attract and retain highly qualified executive officers and motivate them to provide a high level of performance for the benefit of Anika Therapeutics and its shareholders. The Committee believes that to accomplish these objectives the compensation packages should provide executive officers with market competitive base salaries and the opportunity to earn additional compensation based upon Anika Therapeutics’ financial performance and the performance of Anika Therapeutics’ Common Stock. In considering compensation for Anika Therapeutics’ executive officers, the Compensation Committee relies primarily on an assessment of the individuals’ performance and contribution to Anika Therapeutics, in addition to quantitative factors such as Anika Therapeutics’ financial performance and compensation trends generally. In this regard the Committee reviews surveys of executive compensation and information concerning compensation at peer group companies. The principal components of Anika Therapeutics’ compensation policy for its executive officers are base salary, incentive compensation awards, stock appreciation rights and stock option grants.

The primary component of compensation for Anika Therapeutics’ executive officers is base salary. Base salary levels for Anika Therapeutics’ executive officers are determined based upon an evaluation of a number of factors, including the individual’s level of responsibility, experience, performance and competitive market practices as determined by Anika Therapeutics’ analysis of management compensation surveys, and a review of other published data relating to executive compensation.

The second principal component of Anika Therapeutics’ compensation policy for executive officers consists of cash bonuses. The Compensation Committee considers the achievement of financial objectives, organizational development, business and technical development, and other relevant factors in its discretion to determine the amounts and timing of the bonuses. Historically, cash bonuses for the most recently completed fiscal year are awarded contemporaneously with annual salary adjustments for the new fiscal year. The Compensation Committee also grants cash bonuses for executive retention purposes, taking into account, among other things, general industry practices, as well as special performance bonuses in exceptional circumstances.

The third principal component of Anika Therapeutics’ compensation policy for executive officers consists of grants under the 2003 Stock Option and Incentive Plan. Under this plan executive officers may be granted stock options or other forms of equity security such as performance shares, stock appreciation rights or restricted stock. This element of Anika Therapeutics’ compensation policy provides the opportunity for Anika Therapeutics’ executive officers to be compensated based upon increases in the market price of Anika Therapeutics’ Common Stock.

In addition special incentives are awarded from time to time reflecting unusual circumstances.

Compensation of Chief Executive Officer.   In 2004, Dr. Sherwood’s annual salary was $360,000 and effective January 1, 2005, Dr. Sherwood’s annual salary was increased to $375,000. In determining the compensation for Dr. Sherwood in 2005, the Compensation Committee evaluated the achievement of corporate, individual and organizational objectives by Anika Therapeutics in 2004. In addition, the Compensation Committee took into account information regarding the compensation paid to other Chief Executive Officers in comparably-sized, publicly traded companies in the pharmaceutical and medical devices industry and the relative performance of such companies. The Compensation Committee also factored into its evaluation the aggregate value of all compensation received by the Chief Executive Officer, including the total beneficial ownership of Anika Therapeutics represented by the Chief Executive Officer’s “in-the-money” stock options as compared to the holdings of other comparably situated Chief Executive Officers.

In February 2005, Dr. Sherwood was awarded stock options to acquire up to 50,000 shares of Common Stock at an exercise price of $8.71 per share (in connection with compensation adjustments made at the end of fiscal 2004),  such award vesting in four equal annual installments. No stock options were granted for services rendered in fiscal 2005.

In recognition of the achievement of the corporate, individual and organizational objectives of Anika Therapeutics for the 2004 fiscal year, in January 2005 the Compensation Committee awarded Dr. Sherwood a cash bonus of $180,000. In 2004, Dr. Sherwood received a special performance cash bonus of $50,000 in recognition of Dr. Sherwood’s efforts in connection with the negotiation of the license agreement pertaining to the commercialization of Orthovisc in the United States. In January 2006, Dr. Sherwood was awarded a cash bonus of $187,500 in recognition of the achievement of the corporate, individual and organizational objectives of Anika Therapeutics for the 2005 fiscal year.

Deductibility of Executive Compensation.   The Internal Revenue Code of 1986, as amended (the “Code”), limits the federal income tax deductibility of compensation paid to Anika Therapeutics’ Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. Anika Therapeutics may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Considering the Anika Therapeutics’ current compensation plans and policy, Anika Therapeutics and the Compensation Committee believe that, for the near future, there is little risk that Anika Therapeutics will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, Anika Therapeutics’ compensation plans and policies may be modified to maximize deductibility if Anika Therapeutics and the Compensation Committee determine that such action is in the best interests of Anika Therapeutics.

During 2005, the Compensation Committee engaged in a comprehensive review of Anika Therapeutics’ overall compensation program. In connection with this review, the Compensation Committee retained an outside compensation consulting firm to provide advice as to proper short term and long term compensation levels and incentives, including the appropriate levels of cash and equity (and forms of equity compensation). The Compensation Committee expects to complete this review during fiscal 2006, with the goal of implementing any revisions to the compensation structure prior to the beginning of 2007.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Joseph L. Bower	Eugene A. Davidson	Steven E. Wheeler

THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT EXCEPT TO THE EXTENT THAT ANIKA THERAPEUTICS SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Agreements with Named Executive Officers

Dr. Sherwood has an at-will employment relationship with Anika Therapeutics, the terms of which are evidenced by an offer letter which was countersigned by Dr. Sherwood at the commencement of his employment. Under the offer letter, Dr. Sherwood was awarded, in addition to his respective salary, a grant of stock options for 75,000 shares of Common Stock vesting in equal installments over four years, plus bonuses and benefits. If Anika Therapeutics terminates Dr. Sherwood’s employment without cause, the offer letter entitles him to severance in the amount of six months current base salary and six months medical benefits. In the event of a “hostile” change of control (as defined in the offer letter) and Dr. Sherwood either is not offered employment with the new company or resigns from employment with the new company that is not comparable employment, he will be entitled to the same benefits as if he had been terminated by Anika Therapeutics without cause. Dr. Toth and Messrs. Luppino and Quinlan also have at-will employment relationships with Anika Therapeutics and entered into similar offer letters at the commencement of their employment.

Dr. Sherwood is also party to a change in control, bonus and severance agreement dated July 8, 2002, Mr. Luppino is party to a change in control agreement dated June 9, 2003, Dr. Toth is party to a change in control agreement dated October 6, 2004, and Mr. Quinlan is a party to a change in control agreement dated July 11, 2005. Under these agreements, each of these officers is entitled to receive certain lump sum payments and other financial benefits in the event of a change in control (as defined in the agreement). In the event of a change in control, and if after such change of control their employment is terminated without cause (as defined in the agreement), each officer would likely receive an amount, including all periodic payments, in excess of $100,000.

2003 Stock Option and Incentive Plan

In 2003, Anika Therapeutics adopted the 2003 Plan to provide incentives to officers, employees, non-employee directors and other key persons. The 2003 Plan is administered by the Compensation Committee of the Board of Directors, which, in its discretion, may grant stock-based awards, including incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock, restricted stock, unrestricted stock, performance shares and dividend equivalent rights. The 2003 Plan provides that in the event of a “change of control” as defined in the 2003 Plan, generally all stock options and stock appreciation rights will automatically become fully exercisable and that the restrictions and conditions on all awards of restricted stock, deferred stock awards and performance share awards will automatically be deemed waived. At December 31, 2005, the total number of remaining options and shares of Common Stock that may be issued under the 2003 Plan was 625,576.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Dr. Bower, Dr. Davidson and Mr. Wheeler. None of these individuals is or formerly was an officer or employee of Anika Therapeutics.

Stock Performance Graph

Set forth below is a line graph comparing the yearly percentage change in the cumulative total return on our Common Stock, based on the market price of our Common Stock with the total return of companies included within the Nasdaq Stock Market Index and a peer group of companies included within the Nasdaq Pharmaceutical Index for the period commencing on December 31, 2000 and ending on December 31, 2005. The calculation of total cumulative return assumes a $100 investment in the Anika Therapeutics’ Common Stock, the Nasdaq Stock Market Index and the Nasdaq Pharmaceutical Index on December 31, 2000, and the reinvestment of all dividends, of which none have been paid. The historical information set forth below is not necessarily indicative of future performance.

	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05
NASDAQ Biotechnology Market.	$100	$84	$46	$67	$71	$73
NASDAQ US Market.	100	79	54	81	88	89
Anika Therapeutics	100	128	127	1,247	1,171	1,496

Beneficial Ownership of Common Stock

The following table sets forth the beneficial ownership of our Common Stock as of April 1, 2006, by:

•       each director;

•       each of the Named Executive Officers named in the Summary Compensation Table set forth under the caption “Executive Compensation;”

•       each other person which is known by us to beneficially own 5% or more of our Common Stock; and

•       all current directors and executive officers as a group.

Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Common Stock Outstanding(2)
Joseph L. Bower	107,891	(3)	1.02%
Eugene A. Davidson, Ph.D.	78,971	(4)	*
Raymond J. Land	1,770	(5)	*
Harvey S. Sadow, Ph.D.	32,471	(6)	*
Steven E. Wheeler	96,441	(3)	*
Charles H. Sherwood, Ph.D.	502,500	(7)	4.54%
Frank Luppino	98,500	(8)	*
Kevin Quinlan	—		—
Carol Toth, Ph.D	18,750	(9)	*
All current directors and current executive officers as a group (9 persons)	937,294	(10)	8.26%
Other Principal Stockholders:
Federated Investors, Inc., Federated Investors Tower, John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue Pittsburgh, PA 15522	621,200	(11)	5.88%
Herbert H. Hastings and Euretta L. Hastings c/o Morrison & Foerster LLP 19900 MacArthur Blvd., 12th Floor Irvine, CA 92612-2445	731,200	(12)	6.92%
Ashford Capital Management, Inc. P.O. Box 4172 Wilmington, DE 19807	734,300	(13)	6.95%

*                    Indicates less than 1%.

(1)          The number of shares deemed beneficially owned includes shares of Common Stock beneficially owned as of April 1, 2006. The inclusion of any shares of stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Any reference below to shares subject to outstanding stock options and stock appreciation rights held by the person in question refers to stock options and stock appreciation rights that are exercisable within 60 days after April 1, 2006.

(2)          The number of shares deemed outstanding includes 10,572,395 shares of Common Stock outstanding as of April 1, 2006, plus any shares subject to outstanding stock options and stock appreciation rights that were exercisable within 60 days of April 1, 2006, held by the person or persons in question.

(3)          This amount includes 48,971 shares subject to stock options and stock appreciation rights that are exercisable on or before May 31, 2006.

(4)          This amount includes (i) 48,971 shares subject to stock options and stock appreciation rights that are exercisable on or before May 31, 2006 and (ii) 1,400 shares owned by Dr. Davidson’s spouse, with respect to which Dr. Davidson disclaims beneficial ownership.

(5)          This amount represents 1,770 shares subject to stock appreciation rights that are exercisable on or before May 31, 2006.

(6)          This amount includes 22,971 shares subject to stock options and stock appreciation rights that are exercisable on or before May 31, 2006.

(7)          This amount represents 502,500 shares subject to stock options that are exercisable on or before May 31, 2006.

(8)          This amount represents 98,500 shares subject to stock options that are exercisable on or before May 31, 2006.

(9)          This amount represents 18,750 shares subject to stock options that are exercisable on or before May 31, 2006.

(10)   This amount includes 791,404 shares in the aggregate subject to stock options and stock appreciation rights that are exercisable on or before May 31, 2006.

(11)   Such information is provided based upon information contained in the Schedule 13G/A publicly filed by Federated Investors, Inc. on February 14, 2006 for calendar year 2005.

(12)   Such information is provided based upon information contained in the Schedule 13G/A publicly filed by Mr. and Mrs. Hastings on February 6, 2006 for calendar year 2005.

(13)   Such information is provided based upon information contained in the Schedule 13G publicly filed by Ashford Capital Management, Inc. on February 13, 2006 for calendar year 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

The Exchange Act requires that Anika Therapeutics’ officers, directors and persons who own more than 10% of Anika Therapeutics’ Common Stock file initial reports of ownership and reports of changes in ownership with the SEC and Nasdaq. Officers, directors and persons who beneficially own more than 10% of Anika Therapeutics’ Common Stock are also required to furnish us with a copy of all forms they file pursuant to Section 16(a) of the Exchange Act. To Anika Therapeutics’ knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us under Rule 16a-3(e) of the Exchange Act for the year period ended December 31, 2005, no officer, director or person who owns more than 10% of Anika Therapeutics’ outstanding shares of Common Stock failed to file such reports on a timely basis.

Certain Relationships and Related Transactions

None.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The accounting firm of PricewaterhouseCoopers LLP has served as Anika Therapeutics’ principal independent auditor since the fiscal year 2002. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of stockholders and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders.

Fees Paid to Anika Therapeutics’ Principal Independent Auditor

The following table summarizes the fees that Anika Therapeutics paid or accrued for audit and other services provided by its principal independent auditor for each of the last two fiscal years:

Fee Category	2005	2004
Audit fees	$380,000	$579,000
Audit-related fees	—	—
Tax fees	71,000	59,000
Total fees	$451,000	$638,000

For purposes of the preceding table:

•       Audit fees consist of fees for the audit of our consolidated financial statements, the review of the interim financial statements included in our quarterly reports of Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements for those fiscal years. For 2005, audit fees also include the audit of (a) management’s assessment of internal control over financial reporting and (b) the effectiveness of internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002.

•       Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and that are not reported under “Audit fees” for those fiscal years. These services include, among other things, accounting consultations and advisory services related to compliance with Section 404 of the Sarbanes-Oxley Act.

•       Tax fees consist of fees for tax compliance, tax advice and tax planning services for those fiscal years. Tax fees are primarily for tax compliance services which relate to preparation and review of original and amended tax returns, claims for refunds and tax payment-planning services. Tax studies, tax advice and tax planning services relate to miscellaneous items.

In considering the nature of the services provided by the principal independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Anika Therapeutics’ management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Under its charter, the Audit Committee must pre-approve all audit and permitted non-audit services to be provided by our principal independent auditor unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. Each year, the Audit Committee approves the retention of the independent auditor to audit our financial statements, including the associated fee. At this time, the Audit Committee evaluates other known potential engagements of the independent auditor, including the scope of audit-related services, tax services and other services proposed to be performed and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. Since the May 2003 each new engagement of PricewaterhouseCoopers has been approved in advance by the Audit Committee.

OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION EXPENSES

All costs of solicitation of proxies will be borne by Anika Therapeutics. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies in person or by telephone, e-mail, telegraph and facsimile. Anika Therapeutics may retain a proxy solicitation firm to assist in the solicitation of proxies for a fee plus reimbursement of expenses.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the next annual meeting of stockholders must be received by Anika Therapeutics on or before December 29, 2006 in order to be considered for inclusion in our proxy statement. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in our proxy statement and form of proxy and should be directed to: Secretary, Anika Therapeutics, Inc., 160 New Boston Street, Woburn, Massachusetts 01801. A stockholder who wishes to present a proposal at the next annual meeting of stockholders, other than a proposal to be considered for inclusion in our proxy statement described above, must have the proposal delivered personally to or mailed to and received by the Secretary, Anika Therapeutics, Inc., 160 New Boston Street, Woburn, Massachusetts 01801. We must receive the proposal on or before March 26, 2007; provided, however, that such proposal shall not be required to be given more than 60 days prior to the annual meeting of stockholders. The proposal must also comply with the other requirements contained in our Amended and Restated By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting that the defective item of business shall be disregarded.

STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF ANIKA THERAPEUTICS’ ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2005, BY WRITING TO THE SECRETARY, ANIKA THERAPEUTICS, INC., 160 NEW BOSTON STREET, WOBURN, MASSACHUSETTS 01801.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY.

ANNUAL MEETING OF STOCKHOLDERS OF
ANIKA THERAPEUTICS, INC.
Thursday, June 1, 2006

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

The Board of Directors recommends a vote “FOR” the Election of Directors. Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here ☒

1.                 ELECTION OF DIRECTORS: to serve as Class I Director for a term of three years.

Nominees:

o                    Joseph L. Bower

o                    Eugene A. Davidson, Ph.D.

☐     FOR ALL NOMINEES

☐     WITHHOLD AUTHORITY FOR ALL NOMINEES

☐     FOR ALL EXCEPT

(See instructions below)

(Instruction: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2.                 In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES IN PROPOSAL 1.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Mark “X” here if you plan to attend the meeting. ☐

Signature of Stockholder ______________________ Date:

Signature of Stockholder ______________________ Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANIKA THERAPEUTICS, INC.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, June 1, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received notice of the meeting and management’s proxy statement furnished herewith, revoking all prior proxies, hereby appoints Dr. Charles H. Sherwood and Mr. Kevin W. Quinlan, and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Anika Therapeutics, Inc. (the “Company”) to be held at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts, on Thursday, June 1, 2006, at 10:00 a.m., and at any adjournment or postponement thereof, with respect to the matters set forth on the reverse side. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the meeting. Attendance of the stockholder at the meeting or any adjournment or postponement thereof will not in and of itself constitute revocation of this proxy.

(Continued and to be signed on the reverse side)